SGI Reports Financial Results for Second Quarter of Fiscal 2014

MILPITAS, CA -- (Marketwired - January 29, 2014) - SGI (NASDAQ: SGI), the trusted leader in high performance computing and Big Data, today reported financial results for its fiscal second quarter ended Dec. 27, 2013. Reported results were generally consistent with the preliminary results announced on Jan. 14, 2014.

Total revenue for the fiscal second quarter was $116 million, which compares with $148 million in the previous quarter and $171 million in the second fiscal quarter of 2013. GAAP net loss for the second quarter was $14 million, or $(0.40) per share, which compares with a GAAP net loss of $7 million, or $(0.20) per share, in the prior quarter, and GAAP net income of $1 million, or $0.03 per share, in the second quarter of fiscal 2013. Non-GAAP net loss for the quarter was $7 million, or $(0.20) per share, which compares with non-GAAP net income of $1 million, or $0.04 per share, in the prior quarter and non-GAAP net income of $3 million, or $0.10 per share, in the year-ago period.

  Core revenue, which includes HPC, Big Data, storage, and services, but excludes revenue related to legacy cloud infrastructure and "low-margin deals" in prior periods, was $107 million, which compares with $132 million in the prior quarter and $133 million in the same quarter a year ago.
  As expected, core revenue in the company's Federal business, which includes U.S. government customers, system integrators, and higher education institutions, was impacted by the October 2013 government shutdown and its after-effects. Federal core revenue was $44 million, down from $76 million in the prior quarter and $65 million in the same quarter one year ago.
  Outside of the Federal business (commercial and non-U.S. public sector), core revenue was $62 million, up 13% from $55 million in the prior quarter and down 8% from $68 million in the same quarter a year ago.
  Revenue related to the legacy cloud, which is generally commodity servers for provisioning cloud infrastructure, was $9 million, which compares with $16 million in the prior quarter and $38 million in the fiscal second quarter of 2013. The company is continuing to exit commoditized legacy account relationships.

"Final results for the quarter were consistent with the preliminary results announced earlier this month, and reflect the impact of the October government shutdown as well as the continued freezing of certain Federal intelligence-related programs," said Jorge Titinger, president and CEO of SGI. "We are extremely proud to provide high-performance compute and storage solutions for a variety of mission-critical Federal government programs, including technology platforms that help to ensure the security of the United States and our allies. We will continue to work closely with current and prospective Federal customers and ecosystem partners to support the government's near-term and long-term IT-related missions and we are confident that our overall Federal business will soon resume its growth trajectory, whether as a result of the reprogramming of currently frozen projects or new programs on behalf of civilian and defense-related customers. In addition, we are now beginning to drive sustainable growth in core revenue outside of Federal. With recent wins for our coherent shared memory UV system in Japan, a big ICE X win in Europe, and a growing list of key software and go-to-market partners, we believe we are well positioned to exploit the growing HPC and Big Data opportunities in the U.S. commercial market and overseas."

Recent Highlights

  On Jan. 22, SGI announced that Liz King has joined the company as Senior Vice President, Worldwide Sales. She brings to SGI more than 20 years of experience developing and leading global teams to build and grow strategic account relationships and channel partners in both the enterprise and public sectors.

  On Jan. 21, SGI launched new performance-optimized enterprise storage systems and new all-flash array for Big Data and HPC workloads. These enhancements to the SGI InfiniteStorage 5000 series will enable customers to tackle their Big Data challenges with enhanced computing, performance and scalability, accelerating the discovery of actionable insights and innovation.

  On Jan. 14, SGI announced plans to develop an in-memory appliance based on the SAP HANA® platform, working in collaboration with SAP AG, the market leader in enterprise software and software-related services. Using the scalable shared memory architecture of SGI's next-generation UV™ system together with SAP HANA, the new in-memory appliance from SGI will be designed to streamline database management for single large node environments, which require extremely high capacity and scale to meet the needs of in-memory databases.

  On Nov. 22, SGI announced that the Atomic Weapons Establishment (AWE) in the United Kingdom has selected three SGI® ICE™ X systems to rapidly advance sophisticated scientific and technological capabilities, and to enhance the simulation methods used to verify the safety and reliability of the Trident warhead.

  On Nov. 22, SGI announced that it had finalized terms of its global supply chain partnership with Jabil Circuit. The relationship is expected to bring significant benefits to SGI and its customers, including a more variable cost structure, greater flexibility to respond to changes in volumes or customer requirements, shorter cycle times for certain products, and enhanced quality management.

  On Nov. 18, SGI received seven top honors in the 2013 HPCwire Readers' and Editors' Choice Awards, recognizing the extraordinary breakthroughs and innovations SGI is powering for today's enterprises to achieve Big Data results with high performance computing.

  On Nov. 17, SGI announced that it has been selected to supply the Data Assimilation Supercomputer at the Institute of Statistical Mathematics in Japan. The new supercomputer will be built around the SGI® UV™ 2000, SGI's large-scale shared-memory server. It will provide a shared computational infrastructure for statistical computation and data assimilation, which is a critical step in the research process of a number of scientific disciplines.

Outlook
SGI provides technical computing and storage solutions to large government, higher education, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of booking, installation, and acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. The company derives a significant portion of its revenue from the U.S. government and from third parties and educational institutions that receive funding from the U.S. government. Government shutdowns, protracted Federal budget deliberations, and other disruptions in the timely funding or acceptance of government-related programs can impact the approval, installation and final acceptance of systems. Management provides guidance on revenue and other items based on its current expectations of the timing of revenue and associated costs; however there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

Consistent with its announcement on Jan. 14, 2014, the company reaffirmed the following guidance for the second half of fiscal 2014 ending Jun. 27, 2014:

  Total revenue for the fiscal second half is expected to be in the range of $260 - $300 million.

  Excluding Federal, core revenue for the second half of fiscal 2014 is expected to grow at least 30% compared with the second half of fiscal 2013. Including Federal, core revenue is expected to be in the range of flat to up 10%.

In addition, the company reaffirmed its long-term target operating model of non-GAAP gross margins of 31% to 33% and non-GAAP operating margins of 8% to 12%.

Webcast and Conference Call Information
A live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com beginning at 2:00 p.m. PT (5:00 p.m. ET). A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 31111498.

About SGI
SGI, the trusted leader in high performance computing (HPC), is focused on helping customers solve their most demanding business and technology challenges by delivering technical computing, Big Data analytics, cloud computing, and petascale storage solutions that accelerate time to discovery, innovation, and profitability. Visit sgi.com (sgi.com/) for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, including SGI's anticipated growth and profitability, guidance for the second half of fiscal 2014 and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Customer concentration risks;
  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing;
  Market acceptance of newer products; and
  SGI's increased reliance on contract manufacturing and its anticipated benefits.

In addition, SGI's actual growth in revenue and profitability for the fiscal year ending June 27, 2014 could differ materially from expectations for a number of reasons, including, but not limited to, changes driven by new accounting, regulations, interpretations or guidance and other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described under the caption "Risk Factors" in SGI's Annual Report on Form 10-K filed with the SEC on Sept. 9, 2013 and SGI's Quarterly Report on Form 10-Q filed with the SEC on Nov. 4, 2013, which are available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; (5) manufacturing transition costs; (6) gains or losses on investments; and (7) other non-recurring costs, including settlements and other items. Such measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers included in this release, if applicable; but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2014 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                               Three Months Ended       Six Months Ended
                             ----------------------  ----------------------
                              December    December    December    December
                                 27,         28,         27,         28,
                                2013        2012        2013        2012
                             ----------  ----------  ----------  ----------

Revenue                      $  116,060  $  171,226  $  263,579  $  364,107
Cost of revenue                  82,577     123,662     191,848     274,333
                             ----------  ----------  ----------  ----------

Gross profit                     33,483      47,564      71,731      89,774
                             ----------  ----------  ----------  ----------

Operating expenses:
  Research and development       14,902      15,530      29,736      29,499
  Sales and marketing            18,815      19,664      36,411      39,235
  General and administrative     14,547      12,383      27,029      26,572
  Restructuring                     111       2,867         637       4,341
                             ----------  ----------  ----------  ----------
    Total operating expenses     48,375      50,444      93,813      99,647
                             ----------  ----------  ----------  ----------

Loss from operations            (14,892)     (2,880)    (22,082)     (9,873)
                             ----------  ----------  ----------  ----------

  Interest income (expense),
   net                              (46)       (112)        (53)       (267)
  Other income (expense),
   net                            1,685         213       1,988        (894)
                             ----------  ----------  ----------  ----------
    Total other income
     (expense), net               1,639         101       1,935      (1,161)
                             ----------  ----------  ----------  ----------
Loss before income taxes        (13,253)     (2,779)    (20,147)    (11,034)
Income tax (benefit)
 provision                          431      (3,880)        360      (3,455)
                             ----------  ----------  ----------  ----------
Net (loss) income            $  (13,684) $    1,101  $  (20,507) $   (7,579)
                             ==========  ==========  ==========  ==========

Basic net (loss) income per
 share                       $    (0.40) $     0.03  $    (0.60) $    (0.23)
                             ==========  ==========  ==========  ==========
Diluted net (loss) income
 per share                   $    (0.40) $     0.03  $    (0.60) $    (0.23)
                             ==========  ==========  ==========  ==========

Shares used in computing
 basic net (loss) income per
 share                           34,176      32,410      34,136      32,289
                             ==========  ==========  ==========  ==========
Shares used in computing
 diluted net (loss) income
 per share                       34,176      32,778      34,136      32,289
                             ==========  ==========  ==========  ==========

Share-based compensation by
 category is as follows:
Cost of revenue              $      459  $      371  $      901  $      871
Research and development            706         588       1,213       1,127
Sales and marketing                 748         423       1,327         809
General and administrative        1,604       1,114       3,052       2,200
                             ----------  ----------  ----------  ----------
Total                        $    3,517  $    2,496  $    6,493  $    5,007
                             ==========  ==========  ==========  ==========

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                               December 27,      June 28,
                                                   2013            2013
                                              --------------  --------------
                    ASSETS
Current assets:
  Cash and cash equivalents                   $      113,441  $      175,181
  Current portion of restricted cash                   2,411             531
  Accounts receivable, net                            71,716          59,842
  Inventories                                         71,494          61,770
  Current portion of deferred cost of revenue         14,152          21,204
  Prepaid expenses and other current assets           20,570          14,094
                                              --------------  --------------
    Total current assets                             293,784         332,622
Non-current portion of restricted cash                 2,166           2,853
Property and equipment, net                           27,698          26,170
Intangible assets, net                                 7,630           4,643
Non-current portion of deferred cost of
 revenue                                               6,695           7,281
Other assets                                          42,329          34,284
                                              --------------  --------------
      Total assets                            $      380,302  $      407,853
                                              ==============  ==============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $       56,789  $       51,531
  Accrued compensation                                21,198          28,504
  Current portion of deferred revenue                 83,279          86,357
  Other current liabilities                           35,905          35,364
                                              --------------  --------------
    Total current liabilities                        197,171         201,756
Non-current portion of deferred revenue               46,957          50,362
Long-term income taxes payable                        10,360          10,149
Retirement benefit obligations                        11,898          11,542
Other non-current liabilities                          3,628           3,790
                                              --------------  --------------
    Total liabilities                                270,014         277,599

Stockholders' equity                                 110,288         130,254
                                              --------------  --------------
      Total liabilities and stockholders'
       equity                                 $      380,302  $      407,853
                                              ==============  ==============

                      Silicon Graphics International Corp.
          RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                        Three Months Ended
                        --------------------------------------------------
                                         December 27, 2013
                           Net                 Gross     Gross   Operating
                           Loss       EPS      Profit   Margin    Expenses
                        ---------  --------  --------- --------  ---------
GAAP                    $ (13,684) $  (0.40) $  33,483       29% $  48,375

  Share-based
   compensation in
   cost of revenue  (1)       459      0.01        459        1%         -
  Share-based
   compensation in
   operating
   expenses         (1)     3,058      0.09          -        -     (3,058)
  Amortization of
   intangibles in
   cost of revenue  (1)       442      0.01        442        0%         -
  Amortization of
   intangibles in
   operating
   expenses         (1)       609      0.02          -        -       (609)
  Restructuring and
   severance in cost
   of revenue       (2)     1,171      0.04      1,171        1%         -
  Restructuring and
   severance in
   operating
   expenses         (2)       750      0.02          -        -       (750)
  Excess and
   obsolete
   inventory write-
   off in cost of
   revenue          (2)         -         -          -        -          -
  Other non-
   recurring items
   in cost of
   revenue          (2)       104         -        104        0%         -
  Other non-
   recurring items
   in operating
   expenses         (2)     1,990      0.06          -        -     (1,990)
  Gain on investment(2)    (1,717)    (0.05)         -        -          -
  Canada tax
   benefits         (2)         -         -          -        -          -
                        ---------  --------  --------- --------  ---------
Non-GAAP                $  (6,818) $  (0.20) $  35,659       31% $  41,968
                        =========  ========  ========= ========  =========

Weighted average
 shares used in
 computing:
    Basic and
     dilutive net
     loss per share                  34,176

                                        Six Months Ended
                       --------------------------------------------------
                                        December 27, 2013

                          Net                 Gross     Gross   Operating
                          Loss       EPS      Profit   Margin    Expenses
                       ---------  --------  --------- --------  ---------
GAAP                   $ (20,507) $  (0.60) $  71,731       27% $  93,813

  Share-based
   compensation in
   cost of revenue  (1)      901      0.03        901        1%         -
  Share-based
   compensation in
   operating
   expenses         (1)    5,592      0.16          -        -     (5,592)
  Amortization of
   intangibles in
   cost of revenue  (1)      697      0.02        697        0%         -
  Amortization of
   intangibles in
   operating
   expenses         (1)    1,189      0.03          -        -     (1,189)
  Restructuring and
   severance in cost
   of revenue       (2)    1,204      0.04      1,204        1%         -
  Restructuring and
   severance in
   operating
   expenses         (2)    1,646      0.05          -        -     (1,646)
  Excess and
   obsolete
   inventory write-
   off in cost of
   revenue          (2)    3,242      0.10      3,242        1%         -
  Other non-
   recurring items
   in cost of
   revenue          (2)      104         -        104        0%         -
  Other non-
   recurring items
   in operating
   expenses         (2)    2,726      0.08          -        -     (2,726)
  Gain on investment(2)   (1,717)    (0.05)         -        -          -
  Canada tax
   benefits         (2)     (611)    (0.02)         -        -          -
                       ---------  --------  --------- --------  ---------
Non-GAAP               $  (5,534) $  (0.16) $  77,879       30% $  82,660
                       =========  ========  ========= ========  =========

Weighted average
 shares used in
 computing:
    Basic and
     dilutive net
     loss per share                 34,136

                                         Three Months Ended
                         --------------------------------------------------
                                          December 28, 2012

                            Net                 Gross     Gross   Operating
                           Income      EPS      Profit   Margin    Expenses
                         ---------  --------  --------- --------  ---------
GAAP                     $   1,101  $   0.03  $  47,564       28% $  50,444

  Share-based
   compensation in
   cost of revenue   (1)       371      0.01        371        0%         -
  Share-based
   compensation in
   operating expenses(1)     2,125      0.06          -        -     (2,125)
  Amortization of
   intangibles in
   cost of revenue   (1)       255      0.01        255        0%         -
  Amortization of
   intangibles in
   operating expenses(1)       689      0.02          -        -       (689)
  Restructuring and
   severance in cost
   of revenue        (2)       667      0.02        667        1%         -
  Restructuring and
   severance in
   operating expenses(2)     2,862      0.09          -        -     (2,862)
  Other non-recurring
   items in operating
   expenses          (2)      (438)    (0.01)         -        -        438
  Income tax
   abatement         (2)    (4,289)    (0.13)         -        -          -
                         ---------  --------  --------- --------  ---------
Non-GAAP                 $   3,343  $   0.10  $  48,857       29% $  45,206
                         =========  ========  ========= ========  =========

Weighted average
 shares used in
 computing:
    Basic net income
     (loss) per share                 32,410
    Dilutive net
     income (loss)
     per share                        32,778

                                          Six Months Ended
                         --------------------------------------------------
                                          December 28, 2012
                            Net
                           (Loss)               Gross     Gross   Operating
                           Income      EPS      Profit   Margin    Expenses
                         ---------  --------  --------- --------  ---------
GAAP                     $  (7,579) $  (0.23) $  89,774       25% $  99,647

  Share-based
   compensation in
   cost of revenue   (1)       871      0.02        871        0%         -
  Share-based
   compensation in
   operating expenses(1)     4,136      0.13          -        -     (4,136)
  Amortization of
   intangibles in
   cost of revenue   (1)       523      0.02        523        0%         -
  Amortization of
   intangibles in
   operating expenses(1)     1,393      0.04          -        -     (1,393)
  Restructuring and
   severance in cost
   of revenue        (2)       895      0.02        895        0%         -
  Restructuring and
   severance in
   operating expenses(2)     4,518      0.14          -        -     (4,518)
  Other non-recurring
   items in operating
   expenses          (2)      (438)    (0.01)         -        -        438
  Income tax
   abatement         (2)    (4,289)    (0.13)         -        -          -
                         ---------  --------  --------- --------  ---------
Non-GAAP                 $      30  $   0.00  $  92,063       25% $  90,038
                         =========  ========  ========= ========  =========

Weighted average
 shares used in
 computing:
    Basic net income
     (loss) per share                 32,289
    Dilutive net
     income (loss)
     per share                        32,289

                                         Three Months Ended
                         --------------------------------------------------
                                         September 27, 2013
                            Net
                           (Loss)               Gross     Gross   Operating
                           Income      EPS      Profit   Margin    Expenses
                         ---------  --------  --------- --------  ---------
GAAP                     $  (6,823) $  (0.20) $  38,248       26% $  45,438

  Share-based
   compensation in
   cost of revenue   (1)       442      0.02        442        1%         -
  Share-based
   compensation in
   operating expenses(1)     2,534      0.07          -        -     (2,534)
  Amortization of
   intangibles in
   cost of revenue   (1)       255      0.01        255        0%         -
  Amortization of
   intangibles in
   operating expenses(1)       580      0.02          -        -       (580)
  Restructuring and
   severance in cost
   of revenue        (2)        33         -         33        0%         -
  Restructuring and
   severance in
   operating expenses(2)       896      0.03          -        -       (896)
  Excess and obsolete
   inventory write-
   off in cost of
   revenue           (2)     3,242      0.09      3,242        2%         -
  Other non-recurring
   items in operating
   expenses          (2)       736      0.02          -        -       (736)
  Canada tax benefits(2)      (611)    (0.02)         -        -          -
                         ---------  --------  --------- --------  ---------
Non-GAAP                 $   1,284  $   0.04  $  42,220       29% $  40,692
                         =========  ========  ========= ========  =========

Weighted average
 shares used in
 computing:
    Basic net loss
     per share                        34,096
    Dilutive net
     income per share                 35,475

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.

(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

  (a) Restructuring Charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs

  (b) Other non-recurring items include settlements and other items

  (c) Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
    GAAP to NON-GAAP EARNINGS BEFORE INTEREST, TAXES, AND AMORTIZATION &
                                DEPRECIATION
                               (In thousands)
                                (Unaudited)

                                                Three Months    Six Months
                                                   Ended          Ended
                                               -------------  -------------
                                                December 27,   December 27,
                                                    2013           2013

GAAP - Loss before income taxes                $     (13,253) $     (20,147)

  Adjustments of GAAP to Non-GAAP earnings
   before income taxes (*)                             6,866         15,584
                                               -------------  -------------

Non - GAAP Loss before income taxes                   (6,387)        (4,563)
                                               -------------  -------------
  Depreciation                                         2,769          5,510
  Interest income                                        (20)           (77)
  Interest expense                                        66            130
                                               -------------  -------------
Non-GAAP EBITDA                                $      (3,572) $       1,000
                                               =============  =============

                                                Three Months    Six Months
                                                   Ended          Ended
                                               -------------  -------------
                                                December 28,   December 28,
                                                    2012           2012

GAAP - Loss before income taxes                $      (2,779) $     (11,034)

  Adjustments of GAAP to Non-GAAP earnings
   before income taxes (*)                             6,531         11,898
                                               -------------  -------------

Non - GAAP Income before income taxes                  3,752            864
                                               -------------  -------------
  Depreciation                                         2,649          5,176
  Interest income                                        (54)           (98)
  Interest expense                                       166            365
                                               -------------  -------------
Non-GAAP EBITDA                                $       6,513  $       6,307
                                               =============  =============

                                                Three Months
                                                   Ended
                                               -------------
                                               September 27,
                                                    2013

GAAP - Loss before income taxes                $      (6,894)

  Adjustments of GAAP to Non-GAAP earnings
   before income taxes (*)                             8,718
                                               -------------

Non - GAAP Income before income taxes                  1,824
                                               -------------
  Depreciation                                         2,741
  Interest income                                        (57)
  Interest expense                                        64
                                               -------------
Non-GAAP EBITDA                                $       4,572
                                               =============

(*) Refer to the Reconciliation of GAAP to Non-GAAP net income (loss) for further details

           SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
                           TRENDED FINANCIAL DATA
                  (In thousands, except per share amounts)
                                (Unaudited)

                    Q1 FY13   Q2 FY13  Q3 FY13  Q4 FY13   Q1 FY14   Q2 FY14
                   --------  -------- -------- --------  --------  --------

Revenue
  Product Revenue  $146,315  $128,040 $187,140 $129,194  $108,820  $ 77,334
  Service Revenue    46,566    43,186   45,448   41,338    38,699    38,726
                   --------  -------- -------- --------  --------  --------
    Total revenue  $192,881  $171,226 $232,588 $170,532  $147,519  $116,060
                   ========  ======== ======== ========  ========  ========
Cost of revenue
  Product          $122,597  $ 97,350 $152,523 $ 99,469  $ 88,692  $ 61,343
  Service            28,074    26,312   27,573   24,277    20,579    21,234
                   --------  -------- -------- --------  --------  --------
    Total cost of
     revenue       $150,671  $123,662 $180,096 $123,746  $109,271  $ 82,577
                   ========  ======== ======== ========  ========  ========
Gross margin by
 Product and
 Service
  Product Gross
   Margin              16.2%     24.0%    18.5%    23.0%     18.5%     20.7%
  Service Gross
   Margin              39.7%     39.1%    39.3%    41.3%     46.8%     45.2%
                   --------  -------- -------- --------  --------  --------
    Total gross
     margin            21.9%     27.8%    22.6%    27.4%     25.9%     28.8%
                   ========  ======== ======== ========  ========  ========

    Total
     operating
     expenses      $ 49,203  $ 50,444 $ 51,006 $ 52,053  $ 45,438  $ 48,375
                   ========  ======== ======== ========  ========  ========

Net (loss) income  $ (8,680) $  1,101 $  9,224 $ (4,465) $ (6,823) $(13,684)
                   ========  ======== ======== ========  ========  ========

Earnings per share
  Basic net (loss)
   income per
   share           $  (0.27) $   0.03 $   0.28 $  (0.13) $  (0.20) $  (0.40)
  Diluted net
   (loss) income
   per share       $  (0.27) $   0.03 $   0.27 $  (0.13) $  (0.20) $  (0.40)
                   ========  ======== ======== ========  ========  ========
Shares used in
 computing net
 (loss) income per
 share
  Basic              32,166    32,410   33,201   33,859    34,096    34,176
  Diluted            32,166    32,778   34,467   33,859    34,096    34,176
                   ========  ======== ======== ========  ========  ========

            SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
                               TRENDED REVENUE
                               (In thousands)
                                 (Unaudited)

                  Q1 FY13   Q2 FY13   Q3 FY13   Q4 FY13   Q1 FY14   Q2 FY14
                 --------- --------- --------- --------- --------- ---------

Total Revenue
  Compute        $ 130,800 $ 109,129 $ 160,367 $  97,870 $  88,842 $  60,418
  Storage           15,515    18,911    26,773    31,324    19,978    16,916
  Service           46,566    43,186    45,448    41,338    38,699    38,726
                 --------- --------- --------- --------- --------- ---------
    Total
     revenue     $ 192,881 $ 171,226 $ 232,588 $ 170,532 $ 147,519 $ 116,060
                 ========= ========= ========= ========= ========= =========

Total Revenue
  Americas       $ 123,385 $ 112,358 $ 142,215 $ 118,550 $ 102,212 $  62,648
  APJ               44,434    27,735    36,314    28,084    24,266    24,383
  EMEA              25,062    31,133    54,059    23,898    21,041    29,029
                 --------- --------- --------- --------- --------- ---------
    Total
     revenue     $ 192,881 $ 171,226 $ 232,588 $ 170,532 $ 147,519 $ 116,060
                 ========= ========= ========= ========= ========= =========

Contact Information:

SGI Investor Relations
John Swenson
+1-669-900-8129
jswenson@sgi.com